                            HSBC Advisor Funds Trust

                        Amendment to Declaration of Trust

RESOLVED, that pursuant to Sections 6.9 of the Declaration of Trust of HSBC Advisor Funds, a Massachusetts business trust (the "Trust") dated April 5, 1996, the name of certain of the Trust's series are redesignated as follows:

          Former Name                          Redesignated Name
          -----------                          -----------------
HSBC Investor Fixed Income Fund   HSBC Investor Core Plus Fixed Income Fund


IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 14th day of December, 2005. This instrument may be executed by the Trustees on separate counterparts but shall be effectively only when signed by a majority of the Trustees.


Signature


/s/ Richard A. Brealey
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Richard A. Brealey


/s/ Alan S. Parsow
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Alan S. Parsow


/s/ Thomas F. Robards
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Thomas F. Robards


/s/ Larry M. Robbins
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Larry M. Robbins


/s/ Michael Seely
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Michael Seely


/s/ Stephen J. Baker
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Stephen J. Baker